Exhibit 10.31

AMENDMENT TO

TYCO INTERNATIONAL LTD. 2004 STOCK AND INCENTIVE PLAN

(EFFECTIVE AS OF JANUARY 1, 2004)

1.             Section 5.1 of the Tyco International Ltd. 2004 Stock and Incentive Plan (Effective as of January 1, 2004) is amended and restated, effective September 22, 2005, to read as follows:

“5.1         Shares Available.  The Shares available under the Plan will be authorized but unissued Shares and, to the extent permissible under applicable law, Shares acquired by the Company, any Subsidiary or any other person or entity designated by the Company.”